UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2016

WESTERN URANIUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ontario, Canada	000-55626	98-1271843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700-10 King Street East, Toronto, Ontario, Canada	M5C 1C3
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 564-2870

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On July 28, 2016, Western Uranium Corporation (the “Company”) entered into a consulting agreement (the “Agreement’) with Baobab Asset Management LLC (the “Consultant”), pursuant to which the Consultant, through Russell Fryer, is to provide consulting services to the Company. Mr. Fryer, who is a director of the Company, is the sole member and manager of the Consultant. The Agreement was made effective as of April 1, 2016 and is for a term ending on September 30, 2016. Each party has the right to terminate the Agreement at any time upon 30 days’ written notice.

Under the Agreement, the Consultant is to provide the following services: (1) Work directly with the executive management of global uranium, vanadium, steel and nuclear utilities for the benefit of the Company; (2) introduce the Company to the Department of Energy and Environmental Protection Agency leadership in order to advance Company objectives; (3) create market awareness of the benefits of nuclear energy as a carbon-free, green energy source of electricity; (4) interface with global utility companies in order to secure uranium supply contracts; (5) manage the marketing, media and investor relations activities of the Company; (6) interact with global investment bankers to optimize the Company’s balance sheet; (7) meet and present with institutional and retail investors where required; and (8) present the Company at investor conferences. For these services, the Company agreed to pay the Consultant US$30,000 for the month of April 2016 and compensation of US$15,000 for each month thereafter, all payable on the first day of each month in arrears, or as may otherwise be agreed in writing by the parties. The Company also agreed to reimburse the Consultant for all reasonable expenses including travel and accommodations associated with Consultant’s activities and responsibilities under the Agreement.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 25, 2016, the Company held its Annual General and Special Meeting (the “Meeting”) to consider and vote upon (1) the election of the directors nominated by management of the Company and (2) the appointment of MNP LLP as auditors of the Company for the ensuing year and to authorize the directors to fix the remuneration of the auditors.

At the Meeting, 11,286,559 common shares of the Company (or 67.2% of the 16,797,089 total issued and outstanding common shares) were represented in person or by proxy at the Meeting and were voted as set forth below. Each director-nominee was elected to serve for a term of one year, and the proposal to approve the appointment of auditors was approved.

Election of Directors	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes	Percentage of Shares Voted at the Meeting*	Percentage of Outstanding Shares
George E. Glasier	10,848,871	153	437,535	99.9%	64.6%
Russell Fryer	10,848,871	153	437,535	99.9%	64.6%
Michael Skutezky	10,848,871	153	437,535	99.9%	64.6%
Andrew Wilder	10,848,871	153	437,535	99.9%	64.6%

* Not counting broker non-votes

	Number of Shares Voted For	Number of Shares Withheld	Percentage of Shares Voted at the Meeting	Percentage of Outstanding Shares
Appointment of Auditors	11,286,549	10	99.9%	67.2%

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2016	WESTERN URANIUM CORPORATION

	By:	/s/ Andrew Wilder
Mr. Andrew Wilder Chief Financial Officer

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